UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2014

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2014, the Compensation Committee (the “Committee”) of Skilled Healthcare Group, Inc. (the “Company”) approved and granted each of Roland Rapp (Executive Vice President, Chief Administrative Officer and General Counsel), Laurie Thomas (President, Ancillary Business) and Chris Felfe (Chief Financial Officer) a performance-vested restricted stock award covering 40,900, 40,900 and 30,675 shares of common stock, respectively. The awards were granted under the Company’s Amended and Restated 2007 Incentive Award Plan (the “Plan”). The form of award agreement pursuant to which each of the foregoing performance vested restricted stock awards was issued is attached hereto as Exhibit 10.1.
Each of the restricted stock awards is subject to a performance-based vesting requirement, as well as continued service by the grantee. In order to vest, the Company must attain a per share common stock price of $7.50 or more for thirty consecutive calendar days during the three year performance period commencing on the grant date. The vesting date will be the date on which the Committee certifies that the performance criterion has been satisfied. If the grantee’s service is terminated due to death or disability, his or her restricted stock award will remain, for the one-year period or six-month period, respectively (but in no event beyond the last day of the performance period), following the termination date, outstanding and eligible to vest upon the attainment of the performance criterion (or upon a change in control). In the event of a “change in control” (as defined in the restricted stock award agreement) during the performance period, and the highest price per share paid in the change in control is at least $7.50, then the vesting of the shares subject to the award will accelerate and vest (if it hasn’t already vested due to the performance criterion noted above) immediately prior to the change in control. If the applicable vesting criterion is not satisfied as required by the terms of the award, the shares subject to the award will be forfeited back to the Company.
Additionally, on March 24, 2014, the Committee also approved and granted to each of Mr. Rapp, Ms. Thomas and Mr. Felfe a separate time-vested restricted stock award covering 40,900, 40,900 and 30,675 shares of common stock, respectively. The time-vested restricted stock award vests in four 25% installments, subject to continued service by the grantee, on the four anniversaries following the grant date. Vesting of any unvested portion(s) of the award will accelerate in full upon a change in control, as provided in the Plan and award agreement. The form of the award agreement pursuant to which each of the foregoing time-vested restricted stock awards was issued is included as Exhibit 10.2 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 4, 2010.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Form of Restricted Stock Award Agreement (March 2014)

* Management contract or compensatory plan or arrangement.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: March 28, 2014	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Chief Administrative Officer and Secretary

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EXHIBIT INDEX

Exhibit	Description
10.1*	Form of Restricted Stock Award Agreement (March 2014)

* Management contract or compensatory plan or arrangement.

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